Exhibit 99.1
                                                         Contact: Bohn H. Crain
                                                         Chief Financial Officer
                                                         Stonepath Group
                                                         (215) 979-8386


         STONEPATH GROUP (AMEX:STG) REPORTS PROFITABLE FIRST QUARTER AND
                          TAKES OPPORTUNITY TO SETTLE
                OUTSTANDING LITIGATION RELATED TO PRIOR BUSINESS

                      REAFFIRMS 2003 NET EARNINGS GUIDANCE
                           IN THE RANGE OF $7 MILLION
    ________________________________________________________________________

         PHILADELPHIA, PA, May 7, 2003 - Stonepath Group, Inc. (AMEX: STG), a global logistics services organization, today reported financial results for the three months ended March 31, 2003.

         For the first quarter of 2003, Stonepath reported net income of $275,000 compared to a net loss of $964,000 for the first quarter of 2002, an increase of $1.2 million. Total revenues for the first quarter of 2003 increased 247.2% to $45.4 million from $13.1 million for the first quarter of 2002. The Company's first quarter net income included a $750,000 charge related to the settlement of litigation that arose in August of 2000 prior to the Company's transition to a logistics business. The Company's net income attributable to common stockholders of $275,000 equates to $0.01 per basic and diluted share.

         Excluding the $750,000 litigation charge, the Company would have reported net income of $1.0 million for the first quarter of 2003. Management believes that presenting its net income as adjusted to exclude the litigation charge provides useful information to investors about the results of the Company's operations for current and future periods because that charge is not indicative of the on-going cost of its logistics operations.

         Since Global Transportation Services, Inc. and United American Freight Services, Inc. were acquired in the second quarter of 2002, the Company continues to provide supplemental comparative analysis on a pro forma basis as if Global and United American were included in the Company's financial results commencing January 1, 2002. Management believes this supplemental disclosure is useful to an understanding of how its current business operations have performed on a quarter on quarter basis. In accordance with SEC Regulation G, the attached financial information includes a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

         Comparing 2003 to supplemental pro forma data for 2002, net income of $275,000 for the first quarter of 2003 decreased by $173,000 from pro forma net income of $447,000 for the first quarter of 2002. The Company's net income for the first quarter of 2003, however, included the $750,000 litigation charge. Excluding the $750,000 litigation charge, net income for the first quarter of 2003 would have been $1.0 million, a 129.0% increase from pro forma net income of $447,000 for the first quarter of 2002. First quarter gross revenues increased 37.4% to $45.4 million from pro forma gross revenues of $33.0 million for the first quarter of 2002.

          "Our operating units continued to deliver solid results in what is traditionally our slowest quarter of the year," said Dennis Pelino, Chairman and CEO. "The first quarter marks our third consecutive profitable quarter and we are very pleased to see this continued growth in earnings power. We were recently presented with an opportunity to settle some outstanding litigation matters related to Stonepath's former business as an internet incubator. I am happy to report that we were able to settle the litigation for $400,000 in cash and $350,000 in Company stock. The settled claim, which was for an amount in excess of $20.0 million, related to matters that arose prior to our transition to a logistics business. While we were not anxious to write the check, we believe removing the cloud of uncertainty created by this litigation will help to further unlock shareholder value."

         Pelino continued: "Notwithstanding the $750,000 litigation charge, and excluding the benefit of any incremental earnings from companies that we might acquire, we reaffirm our previous 2003 net earnings guidance in the range of $7.0 million."

         "We continue to make progress on our previously announced plans to acquire a 70% interest in G-Link, which is intended to give us a presence in Southeast Asia. We are also making progress on another acquisition here in the U.S. Although the SARS situation has protracted our timeline with respect to the G-Link transaction, we expect both transactions to close during or before the third quarter of 2003. Once completed, we expect these acquisitions could add an estimated $3.5 million to our pre-tax income(1) in 2004."

         "2003 is shaping up to be another exciting year for Stonepath as we continue our march to deliver a global integrated logistics organization generating annualized revenues of $500 million by the end of 2006. Our global network will evolve dramatically in 2003 and beyond - in Southeast Asia, China,

Latin America and Western Europe. We see great potential on the acquisition front and will continue to close transactions that deliver value to our customers and shareholders."

___________________
(1) Defined as "Income (loss) from operations before income taxes" as it appears in our Consolidated Statements of Operations

Investor Conference Call
------------------------
         Stonepath Group is hosting a conference call for shareholders and the investing community on Thursday, May 8, 2003 at 11:00am, ET to review results. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available by dialing (800) 642-1687 and using the following code: 112447.

About Stonepath (www.stonepath.com)
-----------------------------------
Stonepath Group (AMEX:STG) is building a global, integrated logistics services organization that combines established logistics companies with innovative technologies. Through its operating divisions, Stonepath offers a full-range of time-definite transportation and distribution solutions. For more information about Stonepath Group, please contact John Brine at (212) 254-8280.

This Press Release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our ability to sustain our recent profitability by maintaining overall operating margins, (iii) our ability to identify, acquire, integrate and manage additional businesses in a manner which does not dilute our earnings per share; (iv) our ability to obtain the capital necessary to make additional acquisitions, (v) the uncertainty of future trading prices of our common stock and the impact such trading prices may have upon our ability to utilize common stock to facilitate our acquisition strategy, (vi) the uncertain effect on the future trading price of our common stock associated with the dilution upon the conversion or exercise of outstanding convertible securities, (vii) our dependence on certain large customers, (viii) our dependence upon certain key personnel, (ix) an unexpected adverse result in any legal proceeding, (x) the scarcity and competition for the operating companies we need to acquire to implement our business strategy, (xi) competition in the freight forwarding, logistics and supply chain management industry, (xii) the impact of current and future laws affecting the Company's operations, (xiii) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, (xiv) regional disruptions in transportation, and (xv) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements, including our most recent Annual Report on Form 10-K for the year-ended December 31, 2002. We have assumed, for the purpose of our 2003 forward-looking statements, that each of our operating companies will achieve, on a stand-alone basis, that level of net income necessary to fully achieve the earn-out payments under its acquisition agreement. With respect to our planned acquisitions, although management is confident that these transactions will be completed on a timely basis, they remain in preliminary stages of completion, subject to the production of audited financial statements, completion of due diligence analysis, securing bank and other third party approvals, and the like. Thus, there can be no assurances that these transactions will be completed in the expected time frame, if at all. Furthermore, our estimates as to the incremental additional pre-tax operating income that may be realized upon completion of such acquisitions has been developed based upon an analysis of unaudited internal financial statements produced by the respective target companies. Upon completion of audited financial statement for these companies, we may be caused to adjust our forward-looking information, and such adjustments may be material. There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.


                                      # # #

                              STONEPATH GROUP, INC.
                           Consolidated Balance Sheets



                                                                            March 31, 2003          December 31, 2002
                                                                            --------------          -----------------
                               Assets                                        (UNAUDITED)

Current assets:
   Cash and cash equivalents                                                $   2,669,053              $   2,266,108
   Accounts receivable, net                                                    19,411,377                 21,799,983
   Loans receivable from related parties                                           33,344                     39,593
   Prepaid expenses                                                             1,254,482                    963,102
   Assets of discontinued operations                                                   --                    300,000
                                                                            -------------              -------------
         Total current assets                                                  23,368,256                 25,368,786

Goodwill                                                                       25,041,150                 25,041,150
Furniture and equipment, net                                                    4,748,038                  3,233,677
Acquired intangibles, net                                                       1,748,771                  1,760,611
Note receivable, related party                                                    262,500                    262,500
Other assets                                                                      965,135                    946,847
                                                                            -------------              -------------
                                                                            $  56,133,850              $  56,613,571
                                                                            =============              =============

         Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                         $   8,663,265              $  12,873,703
   Earn-out payable                                                             1,060,706                  3,879,856
   Accrued payroll and related expenses                                           309,861                  1,195,275
   Accrued expenses                                                             3,346,072                  1,786,100
                                                                            -------------              -------------
         Total liabilities                                                     13,379,904                 19,734,934
                                                                            -------------              -------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares authorized;
     Series D, convertible, issued and outstanding: 360,745 shares
       (liquidation preference: $21,644,700)                                          361                        361
   Common stock, $.001 par value, 100,000,000 shares authorized;
     issued and outstanding: 27,945,914 and 23,453,414 shares at
     2003 and 2002, respectively                                                   27,946                     23,453
   Additional paid-in capital                                                 201,807,544                196,235,064
   Accumulated deficit                                                       (158,989,307)              (159,263,835)
   Deferred compensation                                                          (92,598)                  (116,406)
                                                                            -------------              -------------
         Total stockholders' equity                                            42,753,946                 36,878,637
                                                                            -------------              -------------
                                                                            $  56,133,850              $  56,613,571
                                                                            =============              =============


                              STONEPATH GROUP, INC.
                      Consolidated Statements of Operations
                                   (UNAUDITED)


                                                                      Three months ended March 31,
                                                               -----------------------------------------
                                                                    2003                      2002
                                                               --------------             --------------
Revenue                                                        $   45,365,204             $  13,065,560
Cost of transportation                                             33,181,564                 8,645,969
                                                               --------------             -------------
Net revenue                                                        12,183,640                 4,419,591

Personnel costs                                                     6,563,080                 2,593,076
Other selling, general and administrative costs                     4,610,318                 2,846,259
Litigation settlement                                                 750,000                        --
                                                               --------------             -------------

Income (loss) from operations                                         260,242                (1,019,744)

Other income (expense)
  Interest income                                                      14,767                    55,457
  Other, net                                                           14,740                        --
                                                               --------------             -------------

Income (loss) from operations before income taxes                     289,749                  (964,287)
Income taxes                                                           15,221                        --
                                                               --------------             -------------

Net income (loss)                                                     274,528                  (964,287)

Preferred stock dividends                                                  --                  (887,772)
                                                               --------------             -------------

Net income (loss) attributable to common stockholders          $      274,528             $  (1,852,059)
                                                               ==============             =============

Basic earnings (loss) per common share(1)                      $         0.01             $       (0.09)
                                                               ==============             =============

Diluted earnings (loss) per common share(1)                    $         0.01             $       (0.09)
                                                               ==============             =============

Basic weighted average common shares outstanding                   24,764,810                20,903,110
                                                               ==============             =============

Diluted weighted average common shares outstanding                 32,313,842                20,903,110
                                                               ==============             =============


(1) Includes effect of preferred stock dividends in 2002

                              STONEPATH GROUP, INC.
                      Consolidated Statements of Cash Flows
                                   (UNAUDITED)


                                                                               Three months ended March 31,
                                                                           -------------------------------------
                                                                               2003                   2002
                                                                               ----                   ----
Cash flow from operating activities:
Net income (loss)                                                          $   274,528             $   (964,287)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Depreciation and amortization                                                307,945                  180,680
  Stock-based compensation                                                      23,808                   47,938
  Loss on disposal of furniture and equipment                                       --                    3,362
Changes in assets and liabilities:
  Accounts receivable                                                        2,388,606                1,874,300
  Other assets                                                                  32,107                 (140,062)
  Accounts payable and accrued expenses                                     (3,697,654)              (3,571,777)
                                                                           -----------              -----------
         Net cash used in operating activities                                (670,660)              (2,569,846)
                                                                           -----------              -----------

Cash flows from investing activities:
  Purchases of furniture and equipment                                      (1,734,218)                (111,423)
  Acquisition of business                                                      (70,000)                      --
  Payment of earn-out                                                       (2,819,150)                      --
                                                                           -----------              -----------

         Net cash used in investing activities                              (4,623,368)                (111,423)
                                                                           -----------              -----------

Cash flows from financing activities:
  Issuance of common stock, net of costs                                     5,696,973                       --
                                                                           -----------              -----------

  Net cash provided by financing activities                                  5,696,973                       --
                                                                           -----------              -----------

  Net increase (decrease) in cash and cash equivalents                         402,945               (2,681,269)

Cash and cash equivalents at beginning of year                               2,266,108               15,227,830
                                                                           -----------              -----------

Cash and cash equivalents at end of period                                 $ 2,669,053             $ 12,546,561
                                                                           ===========             ============

                              STONEPATH GROUP, INC.
         Reconciliation from Actual to Pro Forma Revenues and Net Income
                                   (UNAUDITED)

                                             Three months ended March 31, 2002
                                  -------------------------------------------------------------       Pro forma
                                    As reported       Global Transportation    United American       adjustments        Pro forma
                                    -----------       ---------------------    ---------------       ------------       ----------

Revenue                            $ 13,065,560           $ 12,434,007           $ 7,505,346         $       --       $  33,004,913
Cost of transportation                8,645,969              8,925,993             5,668,470                 --          23,240,432
                                   ------------           ------------           -----------         ----------        ------------
Net revenue                           4,419,591              3,508,014             1,836,876                 --
                                                                                                                          9,764,481

Personnel costs                       2,593,076              1,511,120               620,278             57,540(1)        4,782,014
Other selling, general and
    administrative costs              2,846,259                783,899               819,051             35,500(2)        4,484,709
                                   ------------           ------------           -----------         ----------        ------------

Income (loss) from operations        (1,019,744)             1,212,995               397,547            (93,040)            497,758

Other income (expense)
  Interest income                        55,457                    281                                  (55,457)(3)             281
  Other, net                                 --                  1,333               (39,337)                --             (38,004)
                                   ------------           ------------           -----------         ----------        ------------

Income (loss) from operations
    before income taxes                (964,287)             1,214,609               358,210           (148,497)            460,035
Income taxes                                 --                     --                    --             12,779(4)           12,779
                                   ------------           ------------           -----------         ----------        ------------

Net income (loss)                      (964,287)             1,214,609               358,210           (161,276)            447,256

Preferred stock dividends              (887,772)                    --                    --                 --            (887,772)
                                   ------------           ------------           -----------         ----------        ------------

Net income (loss) attributable
     to common stockholders        $(1,852,059)           $  1,214,609           $   358,210         $ (161,276)       $   (440,516)
                                   ============           ============           ===========         ==========        ============



(1)  To reflect contractual changes to officers' compensation.

(2)  To reflect amortization of acquired identifiable intangibles.

(3) To eliminate interest income as a result of a reduced cash balance due to the payment of approximately $10.3 million for these acquisitions.

(4) To reflect state taxes payable on acquired companies' pro forma income from operations.